UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2005

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2005, CNL Hotels & Resorts, Inc. (the “Company”), through various wholly-owned subsidiaries, entered into an Agreement of Purchase and Sale (the “Sale Agreement”) with Ashford Hospitality Limited Partnership (the “Buyer”), an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT). The Sale Agreement provides for the sale of 30 hotel properties, including six Courtyard®by Mariott hotels, thirteen Residence Inn®by Marriott hotels, seven TownePlace Suites®by Marriott hotels, and four SpringHill Suites®by Marriott hotels, for a purchase price of $465,000,000 in cash (the “Purchase Price”), subject to closing adjustments as provided in the Sale Agreement.

Upon execution of the Sale Agreement, a non-refundable deposit of $15,000,000 was deposited with an escrow agent (the “Deposit”). Upon closing, the Deposit will be applied as payment against the Purchase Price. The balance of the Purchase Price is to be paid by the Buyer at closing. The majority of the proceeds from the sale net of $10,000,000 of estimated closing costs and other payments made in connection with the transaction are expected to be used to repay existing long-term debt.

The Sale Agreement contemplates a closing during the second quarter of 2005. Closing of this transaction is subject to customary closing conditions and, accordingly, there can be no assurance that these conditions will be met, or if met, that the closing will occur. The Sale Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Sale Agreement.

Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995

Certain statements and information included in this Form 8-k constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that the properties will be sold or, if sold, will be sold on the indicated terms.

Item 8.01 Other Events.

On April 27, 2005, the Company issued a press release filed herewith as Exhibit 99.1, the complete text of which is incorporated in this Item 8.01 by reference thereto.

2

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Agreement of Purchase and Sale dated April 26, 2005 by and between CNL
Hotels and Resorts, Inc. and various wholly-owned subsidiaries (as Seller) and
Ashford Hospitality Limited Partnership (as Buyer) (Filed herewith).

Exhibit 99.1 Press release dated April 27, 2005. (Filed herewith).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: April 27, 2005	By:	/s/ Mark E. Patten

Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1
Agreement of Purchase and Sale dated April 26, 2005 by and between CNL Hotels and Resorts, Inc. and various wholly-owned subsidiaries (as Seller) and Ashford Hospitality Limited Partnership (as Buyer) (Filed herewith).

Exhibit 99.1	Press release dated April 27, 2005 (Filed herewith).